UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2023

BM Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 650 Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 327-9515

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BMTX	NYSE American LLC
Warrants to purchase Class A Common Stock	BMTX.W	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Information.

On August 6, 2020, BankMobile Technologies, Inc. (“BankMobile”) entered into an Agreement and Plan of Merger by and among Megalith Financial Acquisition Corporation, a special purpose acquisition company (“Megalith”), incorporated in Delaware in November 2017, MFAC Merger Sub Inc., a wholly-owned subsidiary of Megalith, BankMobile, and Customers Bank, the sole stockholder of BankMobile. On January 4, 2021, BankMobile, Megalith, and MFAC Merger Sub Inc. consummated the transaction contemplated by the merger agreement. In the transaction, BankMobile merged with and into MFAC Merger Sub Inc., and Megalith changed its name to BM Technologies, Inc. (the “Company”).

On December 21, 2020, Megalith held a special meeting of stockholders (the “Special Meeting”), at which the Megalith stockholders considered and voted on the proposals set forth in the definitive proxy statement filed with the United States Securities and Exchange Commission on December 11, 2020. At the Special Meeting, a majority of the holders of then outstanding shares of Megalith’s Class A Common Stock and Class B Common Stock, voting as a single class, approved what is now our Second Amended and Restated Certificate of Incorporation, which, among other things, reclassified the Class A Common Stock and the Class B Common Stock as Common Stock and increased the authorized shares of our capital stock to 1,010,000,000 shares, consisting of 1,000,000,000 shares of Common Stock and 10,000,000 shares of “blank check” preferred stock (the “New Charter”). The New Charter was filed with the Secretary of State of the State of Delaware on January 4, 2021.

A December 27, 2022 ruling (Garfield v. Boxed Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022), the “Garfield Decision”) by the Delaware Court of Chancery (the “Court”) introduced uncertainty as to whether Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) would have required the New Charter to be approved by a separate vote of the majority of Megalith’s then-outstanding shares of Class A Common Stock.

The Company continues to believe that a separate vote of Class A Common Stock and Class B Common Stock was not required to approve the New Charter. To date, no stockholder has given the Company notice of any allegations or demand letters about the proper stockholder votes necessary to approve the New Charter. However, to resolve potential uncertainty with respect to the Company’s capital structure, on April 7, 2023, the Company filed a petition (the “Petition”) in the Court under Section 205 of the DGCL to seek validation of the New Charter. Section 205 of the DGCL permits the Court, in its discretion, to ratify and validate potentially defective corporate acts. The Petition, as filed in the Court, is captioned In re BM Technologies, Inc., C.A. No. 2023-0408-LWW (Del. Ch.). Concurrently with the Petition, the Company filed a motion to expedite the hearing on the Petition.

On April 10, 2023, the Court granted the motion to expedite and set a hearing date for the Petition. The hearing has been set for April 24, 2023 at 11:40 a.m. Eastern Time, at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801.

As required by the Court, the Company has furnished a copy of the Petition as Exhibit 99.1 to this Current Report on Form 8-K.

This Form 8-K constitutes notice of the hearing. If any stockholder of the Company wishes to express a position on the Petition, such stockholders of the Company may (i) appear at the hearing or (ii) file a written submission with the Register in Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, referring to the case caption, In re BM Technologies, Inc., C.A. No. 2023-0408-LWW (Del. Ch.), in advance of the hearing, and any such written submission should be emailed to the Company’s counsel, Kevin M. Gallagher; Richards, Layton & Finger, P.A.; One Rodney Square, 920 North King Street, Wilmington, Delaware 19801; Gallagher@rlf.com; 302-651-7700.

No assurances can be given regarding the outcome or the timing of the Section 205 proceeding. If the Company is not successful in the Section 205 proceeding, the resulting continued uncertainty with respect to the Company’s capitalization resulting from the Garfield Decision could have a material adverse impact on the Company, including on the Company’s ability to execute its business plan, attract and retain employees, management and directors and conduct equity financing transactions in the future.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index set forth below for a list of the exhibits filed or furnished with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Petition of BM Technologies, Inc. pursuant to 8 Del. C. 205
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM Technologies, Inc.

Dated: April 14, 2023	By:	/s/ Luvleen Sidhu
Luvleen Sidhu
Chief Executive Officer

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